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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):    JUNE 15, 2000


                        PSINET CONSULTING SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


            0-26970                                      76-0407849
   (Commission File Number)                 (I.R.S. Employer Identification No.)



           FIVE POST OAK PARK
    4400 POST OAK PARKWAY, SUITE 1100
             HOUSTON, TEXAS                             77027-3413
(Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (713) 548-3400

                             METAMOR WORLDWIDE, INC.
         (Former name or former address, if changed since last report)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         On June 15, 2000, Metamor Worldwide, Inc. ("Metamor") merged with a subsidiary of PSINet Inc., a New York corporation ("PSINet") (Nasdaq: PSIX), pursuant to the terms of the previously announced agreement and plan of merger dated as of March 21, 2000. As a result of the merger, Metamor became a wholly-owned subsidiary of PSINet and changed its name to PSINet Consulting Solutions, Inc. Each issued and outstanding share of Metamor's common stock was converted into the right to receive 0.9 shares of PSINet common stock. The aggregate consideration to be paid to Metamor stockholders consists of approximately 31,894,724 shares of PSINet common stock based on an aggregate of 35,438,583 shares of common stock of Metamor as of the effective time of the merger. In addition, PSINet assumed approximately 4,973,611 options issued by Metamor which represent the right to acquire approximately 4,476,250 shares of PSINet common stock. In connection with the merger, the board of directors of PSINet Consulting Solutions, Inc. is now comprised of officers of PSINet, including Mr. Dameris. Mr. Schrader, Chairman of the Board and Chief Executive Officer of PSINet, has pledged 11,022,714 shares of PSINet common stock with a bank, which could result in a change in control of PSINet at a subsequent date. A press release containing additional information concerning the merger is incorporated as Exhibit 99.1 to this report.

         In connection with the merger, Metamor, PSINet and The Bank of New York, as trustee, entered into a supplement to the indenture governing Metamor's outstanding 2.94% Convertible Subordinated Notes Due 2004 (the "Notes"), providing, among other things, that the Notes are now convertible into PSINet common stock instead of Metamor common stock. The new conversion ratio for the Notes is 21.36573 shares of PSINet common stock per $1,000 principal amount at maturity, subject to further adjustment as provided in the indenture.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         3.1 Certificate of Merger dated June 15, 2000.

         4.1 First Supplemental Indenture dated as of June 15, 2000 among Metamor, PSINet and The Bank of New York as Trustee.

         99.1 Press Release dated June 15, 2000.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PSINET CONSULTING SOLUTIONS, INC.
                                        (f/k/a Metamor Worldwide, Inc.)
                                        (Registrant)



Dated: June 15, 2000                    By:   /s/ EDWARD L. PIERCE
                                           -------------------------------------
                                              Edward L. Pierce
                                              Executive Vice President and
                                              Chief Financial Officer

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
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  3.1             Certificate of Merger dated June 15, 2000.

  4.1 First Supplemental Indenture dated as of June 15, 2000 among Metamor, PSINet and The Bank of New York as Trustee.

 99.1             Press Release dated June 15, 2000.